UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

June 6, 2016

(Date of Report)

June 6, 2016

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100; Raleigh, NC 27609

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement

On June 6, 2016, AmericaTowne, Inc., a Delaware corporation (the “Company”) purchased the majority and controlling interest in Global Recycle Energy, Inc., a Nevada corporation (“GREI”) through the acquisition of 100,000,000 shares of restricted common stock from Joseph Arcaro (“Arcaro”). The Stock Purchase and Sale Agreement dated June 2, 2016 (the “SPA”) closed on June 6, 2016 with the payment of the purchase price to Arcaro of $175,000 from the Company’s working capital, and the transfer of the restricted common stock certificate to the Company.

The SPA was the result of a privately negotiated transaction at arms-length between unrelated parties, or affiliates thereto, in a non-brokered transaction. The Company purchased the shares with the intent to hold in its personal account on a restricted basis absent registration or qualification under an exemption to registration. GREI does not publicly report but is listed on the OTC Pink with the OTC Markets Group.

As a result of the above-referenced transaction, the Company’s Chairman of the Board, President and Treasurer – Alton Perkins, shall be appointed to the same positions with GREI. The controlling interest in GREI was purchased with the intention of expanding the Company’s operations through a joint venture or business combination with a third-party.

ITEM 9.01 EXHIBITS

(d) Exhibits

Exhibit	Description
10.1	Stock Purchase and Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: June 6, 2016

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